                                                                      Exhibit 22
                                                                     Page 1 of 1


                  SUBSIDIARIES OF LONE STAR TECHNOLOGIES, INC.



  I.  Environmental Holdings, Inc.

     A.   Zinkanada, Inc.
     B.   Zinklahoma, Inc.


 II. Lone Star Steel Company

     A.   Fort Collins Pipe Company
     B.   Lone Star Logistics, Inc.
     C.   Lone Star Steel International, Inc.
     D.   Rotac, Inc.
     E.   T & N Lone Star Warehouse Co.
     F.   Texas & Northern Railway Company
     G.   Texas Specialty Flat Rolled Incorporated


III. Conexas, Inc.


 IV. Extrusion Research Institute, Ltd.